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                                                                     Exhibit 16


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

June 6, 2002

Dear Sir/Madam:

We have read paragraphs 1-4 of Item 4 included in the Form 8-K dated June 6, 2002 of Lodgian, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


/s/ Arthur Andersen LLP
-------------------------------------
ARTHUR ANDERSEN LLP


cc:  Mr. Richard Cartoon
     EVP and Chief Financial Officer
     Lodgian, Inc.